UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010

Apextalk Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-153838 (Commission File Number)	26-1402471 (I.R.S. Employer Identification No.)

637 Howard Street San Francisco, CA 94105 (Address of principal executive offices) (zip code)

(888) 228 2829 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Copies to:

Richard I. Anslow, Esq.
Anslow & Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On May 21, 2010, Apextalk Holdings, Inc. (the “Company”) entered into an amendment agreement (the “Amendment Agreement”) with Apextalk, Inc., a California corporation, Global Apex Holdings, Inc., a Delaware corporation and Global Apex, Inc., a California corporation and the wholly owned subsidiary of Global Apex Holdings, Inc. (collectively, the “Parties”) to amend certain stock purchase agreement that the Parties entered into on December 14, 2009 (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, the Company agreed to transfer 70% of its equity interest in Apextalk, Inc. to Global Apex, Inc., and transfer to Global Apex Holdings, Inc. $30,000 for each $1,000,000 investment, of up to a total of $4,000,000 investment, which the Company will receive from outsider investors during the one year period following the closing of the Stock Purchase Agreement (the “Transfer”). After careful consideration, all Parties desired to enter into the Amendment Agreement to clarify the consideration that the Company shall receive in connection with the Transfer.

Under the Amendment Agreement, all Parties agree that Global Apex, Inc. shall assume all of the liabilities of Apextalk, Inc., outstanding as of December 14, 2009, and all additional liabilities that Apextalk will incur thereafter. A copy of the Amendment Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Amendment Agreement by and between Apextalk Holdings, Inc. , Apextalk, Inc., Global Apex Holdings, Inc., and Global Apex, Inc. dated May 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEXTALK HOLDINGS, INC.
Dated: May 25, 2010
By: /s/ Hui Liu
Name: Hui Liu Title: Chief Executive Officer